OFFER TO PURCHASE FOR CASH
            UP TO 700,000 9.4% CUMULATIVE TRUST PREFERRED SECURITIES

                                       OF

                           U.S. HOME & GARDEN TRUST I
                   AT $15.00 NET PER TRUST PREFERRED SECURITY

                                       BY

                             U.S. HOME & GARDEN INC.

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                     5:00 PM, NEW YORK CITY TIME, ON FRIDAY,
                 JANUARY 14, 2000, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated December 15, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto from time to time, constitute the "Offer") and other materials in connection with the offer to purchase by U.S. Home & Garden, Inc., a Delaware corporation (the "Company") of up to 700,000 9.4% Cumulative Trust Preferred Securities (the "Trust Securities"), of U.S. Home & Garden Trust I, a statutory business trust (the "Trust"), at the price of $15.00 per Trust Security, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF TRUST SECURITIES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH TRUST SECURITIES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER TRUST SECURITIES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Trust Securities held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender offer price is $15.00 per Trust Security, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer, is for up to 700,000 Trust Securities. The Offer is not conditioned upon any minimum number of Trust Securities being tendered. The Offer is, however, subject to certain conditions set forth in the Offer.

          3. The Offer, proration period, and withdrawal rights will expire at 5:00 P.M. New York City time, on Friday, January 14, 2000, unless the Offer is extended.

          4. Tendering securityholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes with respect to the purchase of Trust Securities by the Company pursuant to the Offer. However, federal income tax withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of Letter of Transmittal.

          5. If you own beneficially an aggregate of less than 100 Trust Securities, you instruct us to tender on your behalf all the Trust Securities of which we are the holder of record before the expiration of the Offer and you check the appropriate space in the box captioned "Odd Lots" in the attached Instruction Form, the Company will accept all such Trust Securities for purchase before proration, if any, of the purchase of other Trust Securities validly tendered.

          6. Notwithstanding any other provision of the Offer, payment for Trust Securities accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for Trust Securities or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Trust Securities pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of book-entry transfers, an Agent's Message (as defined in the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering securityholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Trust Securities are actually received by the Depositary.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR TRUST SECURITIES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE IN WHICH TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR TRUST SECURITIES, ALL SUCH TRUST SECURITIES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN YOUR INSTRUCTIONS. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     As described in Section 1 of the Offer to Purchase, if before the Expiration Date more than 700,000 Trust Securities (or such greater number of Trust Securities as the Company elects to purchase) are validly tendered, the Company will accept Trust Securities for purchase at the Purchase Price in the following order of priority:

     (a) first, all Trust Securities validly tendered at the Purchase Price prior to the Expiration Date by any Odd Lot Owner (as defined in Section 2 of the Offer to Purchase) who:

          (1) tenders all Trust Securities beneficially owned by such Odd Lot Owner (partial tenders will not qualify for this preference); and

          (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

     (b) then, after purchase of all of the foregoing Trust Securities, all other Trust Securities validly tendered before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Trust Securities).

     The Offer is made only by the Offer to Purchase and the related Letter of Transmittal and is not being made to (nor will tenders be accepted from or on behalf of) holders of Trust Securities in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Company may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Trust Securities in such jurisdiction. In those jurisdictions where the securities laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
        FOR CASH UP TO 700,000 9.4% CUMULATIVE TRUST PREFERRED SECURITIES

                                       OF

                           U.S. HOME & GARDEN TRUST I

                                       BY

                             U.S. HOME & GARDEN INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 15, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto from time to time, constitute the "Offer"), in connection with the offer to purchase by U.S. Home & Garden Inc. of up to 700,000 9.4% Cumulative Trust Preferred Securities (the "Trust Securities"), of U.S. Home & Garden Trust I, a Delaware statutory business trust, at the price of $15.00 per Trust Security, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. This will instruct you to tender the number of Trust Securities indicated below (or, if no number is indicated below, all Trust Securities) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

     The Company will purchase 700,000 Trust Securities. If more than 700,000 Trust Securities are tendered, the Company will prorate the number of Trust Securities offered pursuant to Section 1 of the Offer to Purchase.

          [___] By checking this box, all Trust Securities held by us for your account will be tendered at $15.00 per Trust Security. If less than all of the Trust Securities are to tendered, please check the box below and indicate the aggregate number of Trust Securities to be tendered by us.

          [___] Trust Securities(1)

                                    ODD LOTS

          [___] By checking this box, the undersigned represents that the undersigned owns beneficially an aggregate of less than 100 Trust Securities, and is tendering or is instructing the applicable record holder(s) to tender all such Trust Securities at $15.00 per Trust Security.


Number of Trust Securities to Be Tendered*: ____________________________________

Date: __________________________________________________________________________

Signature(s): __________________________________________________________________
                                   (Sign Here)

________________________________________________________________________________
                                 (Print Name(s))

----------
(1) Unless otherwise indicated, it will be assumed that all Trust Securities held for the account of the undersigned are to be tendered.

________________________________________________________________________________
                               (Print Address(es))

________________________________________________________________________________
                       (Area Code and Telephone Number(s))

________________________________________________________________________________
             (Taxpayer Identification or Social Security Number(s))



* Unless otherwise indicated, it will be assumed that all Trust Securities held by us for your account are to be tendered.

   This form must be returned to the brokerage firm maintaining your account.